UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

HARLEY-DAVIDSON, INC.
(Name of Registrant as Specified In Its Charter)

H PARTNERS MANAGEMENT, LLC REHAN JAFFER
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

H Partners Management, LLC, together with the other participant in its solicitation (collectively, “H Partners”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the U.S. Securities and Exchange Commission to be used to solicit WITHHOLD votes on the election of certain directors of Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”).

On April 17, 2025, the following materials were posted by H Partners to www.FreeTheEagle.com:

FREE THE EAGLE
RENEW HARLEY

H PARTNERS

H Partners is one of the largest shareholders of Harley-Davidson (NYSE: HOG) with an approximately 9.1% ownership stake.

Over the last year, it has become increasingly apparent to us that (1) there have been major execution issues at Harley-Davidson, overseen by an absentee CEO; (2) the CEO and Presiding Director have not been fully transparent with the rest of the Board; and (3) certain long-tenured Board members have been unwilling to hold the CEO accountable for severe value destruction and the cultural depletion of this iconic American company.

In order to put Harley-Davidson back on the path to success, H Partners has filed a preliminary proxy statement with the SEC to solicit fellow shareholders to vote **WITHHOLD** on the election of three incumbents – CEO and Chairman Jochen Zeitz, Presiding Director Thomas Linebarger and 29-year director Sara Levinson – at the Company's 2025 Annual Meeting of Shareholders.

Fellow Shareholders: H Partners strongly urges you NOT to return the WHITE Proxy Card or the Company's voting instruction form and **NOT** to allow the Company or its proxy solicitor to take your vote via telephone. **Instead, we urge you to wait to receive H Partners' BLUE Proxy Card before voting. If you have already voted, only your latest dated proxy card will count.**

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

H Partners Management, LLC (“H Partners”), together with the other participant named herein, has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies to vote WITHHOLD on the election of certain directors of Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), at the Company’s 2025 annual meeting of shareholders.

H PARTNERS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be H Partners and Rehan Jaffer. As of the date hereof, H Partners and Mr. Jaffer beneficially own 11,300,000 shares of Common Stock, $0.01 par value per share.